UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒                                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

DG FastChannel, Inc. (“DG FastChannel”) announced today that, pursuant to its previously announced merger agreement with Point.360, it has commenced an exchange offer for all of the outstanding shares of Point.360 common not already owned by DG FastChannel. Subject to the terms and conditions of the offer, Point.360 stockholders will receive approximately 0.1895 of a share of DG FastChannel common stock (including the associated preferred share purchase rights) for each share of Point.360 common stock tendered. The exact number of shares of DG FastChannel common stock to be exchanged for each share of Point.360 common stock will be obtained by dividing 2,000,000 by the number of shares of Point.360 common stock (excluding shares owned directly or indirectly by DG FastChannel or Point.360) issued and outstanding immediately prior to the consummation of the offer. The exchange offer, if consummated, will be followed by a merger for the same consideration to Point.360 stockholders as offered in the exchange offer. The full text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Additional Information

A registration statement relating to the DG FastChannel common stock being offered has been previously filed with the SEC and has been amended as of today but has not yet become effective.  Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This Current Report on 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offer may be made only through the prospectus, which is part of the registration statement on Form S-4 filed with the SEC by DG FastChannel.  DG FastChannel has also filed with the SEC a Schedule TO, and Point.360 has filed a Solicitation/recommendation statement on Schedule 14D-9, in each case with respect to the offer. DG FastChannel and Point.360 today mailed the prospectus of DG FastChannel and related exchange offer materials, as well as the Schedule 14D-9, to Point.360 shareholders.  In addition, in connection with the Spin-Off, New 360 has filed a registration statement on Form 10 with the SEC that has not yet become effective, and expects to mail a prospectus of New 360 to Point.360 shareholders.  Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement because these documents contain important information relating to such transactions.  Investors and security holders may obtain a free copy of these documents and other annual, quarterly and special reports and other information filed with the SEC by DG FastChannel or Point.360, at the SEC’s website at www.sec.gov.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on 8-K may contain certain forward-looking statements relating to DG FastChannel and its expectations for the proposed acquisition of Point.360’s advertising distribution operations. All statements included in this Current Report on 8-K concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the offer and the merger will not close because of a failure to satisfy one or more of the closing conditions; the risk that DG FastChannel’s business will have been adversely impacted during the pendency of the offer and the merger; the risk that the operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in DG FastChannel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press release dated June 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

	By:	/s/ Omar A. Choucair
Name: Omar A. Choucair
Title: Chief Financial Officer

Date: June 27, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated June 27, 2007